SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 21, 2021

FORRESTER RESEARCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21433	04-2797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

60 Acorn Park Drive

Cambridge, Massachusetts 02140

(Address of principal executive offices, including zip code)

(617) 613-6000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $.01 Par Value	FORR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 21, 2021 (the “Effective Date”), Forrester Research, Inc., a Delaware corporation (“Forrester”), and certain of its subsidiaries entered into a first amendment to credit agreement (the “Amendment”), which amends Forrester’s existing credit agreement, dated as of January 3, 2019 (the “Existing Credit Agreement” and the Existing Credit Agreement as amended by the Amendment, the “Amended Credit Agreement”), by and among Forrester, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto. The Existing Credit Agreement was amended to, among other things, (a) increase the aggregate principal amount of revolving credit commitments from $75 million to $150 million and eliminate the existing term loan facility, (b) extend the scheduled maturity date of the revolving credit commitments to December of 2026, (c) reduce (i) the applicable margin with respect to revolving loans to, at Forrester’s option, (i) between 1.25% and 1.75% per annum for loans based on LIBOR and (ii) between 0.25% and 0.75% per annum for loans based on the applicable base rate, in each case, based on Forrester’s consolidated total leverage ratio, (d) reduce the commitment fee applicable to undrawn revolving credit commitments to between 0.30% and 0.20% per annum based on Forrester’s consolidated total leverage ratio, (e) replace the minimum fixed charge coverage ratio financial covenant under the Existing Credit Agreement with a minimum consolidated interest coverage ratio of 3.50:1.00 and (f) include a covenant limiting the amount of capital expenditures made by Forrester in each fiscal year, subject to exceptions for (i) up to $25 million annually with respect to its headquarters property and (ii) an additional general basket of $20 million annually.

Forrester may voluntarily prepay revolving loans under the Amended Credit Agreement at any time and from time to time, without premium or penalty, other than customary breakage reimbursement requirements for LIBOR-based loans. No interim amortization payments are required to be made under the Amended Credit Agreement.

Obligations under the Amended Credit Agreement are unconditionally guaranteed by all of its material wholly-owned domestic subsidiaries (the “Guarantors”) other than certain excluded subsidiaries. Subject to certain customary limitations, the obligations under the Amended Credit Agreement are also secured by a first priority lien on substantially all assets of Forrester and the Guarantors.

The above description of the Amendment is a summary only and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described under Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	First Amendment to Credit Agreement, dated December 21, 2021, among Forrester Research, Inc., a Delaware corporation, as borrower, SiriusDecisions, Inc., a Delaware corporation, and Whitcomb Investments, Inc., a Massachusetts corporation, each as subsidiary guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORRESTER RESEARCH, INC.

By	/s/ Ryan D. Darrah
Name:	Ryan D. Darrah
Title:	Chief Legal Officer

Date: December 22, 2021